CONSENT OF INDEPENDENT ACCOUNTANTS


We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Form  S-3  (File  No.  33-83960,  33-93490,  33-94728,  333-4966,
333-24017,  333-24543,  333-44681,  333-51427,  333-66355, 333-70837, 333-74171,
333-80985  and  333-93547)  and Form S-8  (File  Nos.  33-99246,  333-57237  and
333-57241) of First Washington Realty Trust, Inc. and Subsidiaries of our report dated February 9, 2000 relating to the financial statements and financial statement schedules, which appears in the Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
March 28, 2000